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                                                                      EXHIBIT 1

                                 JOINT FILING AGREEMENT

     Agreement among William D. Long; William D. Long & Kay K. Long TTEES UTD 12/31/86 FBO LONG FAMILY TRUST and WILLIAM LONG, KEN THOMSON & EDWARD HARRIS TTEES; BEK INVESTMENT TRUST UTD 2/16/94, whereby in accordance with Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to a single joint filing on behalf of each of them of a Statement on Schedule 13G/A2 with respect to the common stock, no par value per share of Shopping.Com, a California Corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filings provided that,as contemplated by Rule 13d-1(k)(1)(iii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement in counterpart as of this 6th day of August, 1998.

/s/ William D. Long
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WILLIAM D. LONG


THE LONG FAMILY TRUST


/s/ William D. Long
-------------------------------
WILLIAM D. LONG


BEK INVESTMENT TRUST


/s/ William D. Long
-------------------------------
WILLIAM D. LONG